UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

SHUTTERFLY, INC.
(Name of Registrant as Specified in Its Charter)

MARATHON PARTNERS L.P.
MARATHON FOCUS FUND L.P.
MARATHON PARTNERS 4X6 FUND, L.P.
CIBELLI RESEARCH & MANAGEMENT, LLC
MARATHON PARTNERS EQUITY MANAGEMENT, LLC
MARIO D. CIBELLI
MARWAN FAWAZ
THOMAS D. HUGHES

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Marathon Partners Equity Management, LLC (“Marathon Partners”), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2015 annual meeting of stockholders of Shutterfly, Inc.

On May 11, 2015, Marathon Partners issued the following press release.

MARATHON PARTNERS FILES PRELIMINARY PROXY MATERIALS FOR THE ELECTION OF THREE HIGHLY-QUALIFIED DIRECTORS AT THE 2015 ANNUAL MEETING OF SHUTTERFLY

Sought to Work Constructively with the Shutterfly Board and Management to Improve Executive Compensation, Operating Performance, Capital Allocation and M&A Strategy

Believes Immediate Change is Required on the Board to Drive Substantial Value for All Shutterfly Stockholders

New York, NY – May 11, 2015 - Marathon Partners Equity Management, LLC, together with its affiliates (“Marathon Partners”), one of the largest stockholders of Shutterfly, Inc. (“Shutterfly” or the “Company”)(NASDAQ:SFLY), has filed preliminary proxy materials seeking the election of three highly-qualified nominees, Mario D. Cibelli, Marwan Fawaz and Thomas D. Hughes, to the Shutterfly Board of Directors (the “Board”) at its upcoming 2015 Annual Meeting of Stockholders scheduled to be held on June 12, 2015 (the “Annual Meeting”).

Marathon Partners has been an active and supportive stockholder of Shutterfly for almost seven years and believes its knowledge of the business and experience in dealing with Shutterfly’s management team has given it a solid foundation for analyzing both the Company’s risks and value-enhancing opportunities.  Over the past two years, Marathon Partners has expressed its serious concerns to the Shutterfly management team and Board regarding the Company’s executive compensation plan, operating performance, capital allocation and M&A strategy as well as the handling of its 2014 strategic review process.  Marathon Partners has tried to work constructively with members of management and the Board to address these serious issues, including a meaningful reconstitution of the Company’s Board and executive compensation program.  Marathon Partners is disappointed with the Board’s failure to adequately address its concerns and now believes a greater sense of urgency for creating stockholder value is required at the Board level to best position the Company and its owners for long-term success.

Marathon Partners therefore believes that the election of its three highly qualified director candidates to the Board at the Annual Meeting is necessary to drive substantial value for all Shutterfly stockholders.  Marathon Partners strongly believes the current Board would benefit greatly from the addition of directors who would bring a fresh perspective and who are committed to reexamining the Company’s current strategy and focusing on specific opportunities to enhance value for stockholders.

Marathon Partners’ Director Nominees:

Mario D. Cibelli is the Managing Member of Marathon Partners Equity Management, LLC, an investment management firm, which he founded in January 2001 and has managed since its inception.  Mr. Cibelli has been in the investment business since 1990.  From June 1990 to October 1991, Mr. Cibelli worked for Gabelli Asset Management Company (“GAMCO”), a diversified global financial services company offering an extensive range of investment capabilities.  After GAMCO, he joined Prudential Securities, a financial services firm, from October 1991 to October 1993 in the Capital Markets group as an analyst.  From October 1993 until June 2013, Mr. Cibelli was employed by Robotti & Company in various positions, including as a research analyst, institutional salesperson and most recently, as a portfolio manager for certain managed accounts from January 2001 until June 2013.  Robotti & Company is a value-oriented firm that has specialized in smaller company investing since 1983.  Mr. Cibelli received his Bachelor of Science in Business Management degree from the School of Management at Binghamton University. Mr. Cibelli has been investing in consumer facing internet brands for over 15 years. He was an early public company investor in companies such as Expedia, Netflix and 1-800 CONTACTS. His familiarity with various internet business models and ability to form long-term, helpful relationships with management teams makes him well suited to tackle the challenges facing Shutterfly.

Marwan Fawaz serves as the Founder and Principal of Sarepta Advisors, LLC, a strategic advisory and consulting group supporting the TMT sector, which he founded in January 2012.  He has also served as a Principal of Fawaz Consulting Services, LLC, a consulting firm, since June 2011.  From June 2012 to May 2013, Mr. Fawaz served as an Executive Vice President at Motorola Mobility, Inc., a division of Google, Inc., where he also served as the Chief Executive Officer of the Motorola Home Division overseeing vision, strategy and operations.  From August 2006 through March 2011, Mr. Fawaz was the Chief Technology Officer at Charter Communications, Inc. (“Charter”), a leading broadband communications company, where he also served as its Executive Vice President of Strategy/Operations from March 2010 to March 2011 and as Executive Vice President and Chief Technology Officer from August 2006 to February 2010.  From March 2003 until July 2006, Mr. Fawaz served as Senior Vice President and Chief Technology Officer of Adelphia Communications Corporation.  From April 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. and as Regional Vice President of Operations for the Northwest Region of Charter from July 2001 to March 2002.   Prior to that, Mr. Fawaz served as the Chief Technology Officer of Infinity Broadband, Inc. from 2000 to 2001.  He began his career at Times Mirror Cable Television, Inc. and also held engineering leadership roles at MediaOne, Inc. Mr. Fawaz currently serves as a member of the Board of Directors of Synacor, Inc., a leading provider of start experiences (startpages and homescreens), TV Everywhere, Identity Management (IDM), and various cloud-based services across multiple devices for cable, satellite, telecom and consumer electronics companies, a position he has held since December 2011.  He has also served as Chairman of the Board of Directors of One World Labs, a Cyber security intelligence firm, since November 2012.  In addition, Mr. Fawaz has served as an advisory board member of Liberty Global International, a cable and broadband company, since September 2013, and Guavus, a big data analytics SaaS company, since March 2012.  Mr. Fawaz received a B.S. degree in Electrical Engineering and a M.S. degree in Electrical/Communication-Engineering from California State University—Long Beach. Mr. Fawaz’s experience in media and turnaround situations involving companies with large and complex physical assets is very relevant to the risks and opportunities that Shutterfly faces.

Thomas D. Hughes currently serves as a Partner of Cedar Grove Investments, LLC, an early-stage venture firm based in Seattle with personal focus on e-commerce, which he co-founded in 1999.  From September 2013 to October 2014, Mr. Hughes served as the Vice President of Flickr, an image hosting and video hosting website owned by Yahoo! Inc., where he was responsible for all revenue and product management for Flickr business initiatives.  From 1991 to 1998, Mr. Hughes served as President of PhotoDisc, Inc. (“PhotoDisc”), which he co-founded and helped build into a highly profitable company until it was acquired by Getty Images, Inc., at which point he was employed by Getty Images, Inc. until 1999.  While at PhotoDisc, Mr. Hughes built the first e-commerce site for selling photos with credit card transactions and delivery in real time, which became one of the first commercially viable ecommerce sites worldwide.  He also served on PhotoDisc’s Board of Directors.  Prior to PhotoDisc, he served as President of Northshore Publishing Systems, Inc., a value added retailer of PC’s, imagesetters, software and equipment for the publishing industry, from 1984 to 1991.  Mr. Hughes currently serves as a member of the Board of Directors of Treering.com, a creator of yearbooks for the Internet generation, a position he has held since September 2011.  He previously served as a member of the Boards of Directors or as an advisor to the Boards of Directors of Loudeye, Inc., a leading encoding company in the then-emerging video and music services industry that was later sold to Nokia, from 1999 to 2001, Avenue A, Inc./aQuantive, an online advertising, planning and metrics-based media firm that was later sold to Microsoft, from 1998 to 2001, Vacationspot.com, an ecommerce vacation site that was later sold to Expedia, from 1998 to 2001, Avolo.com, a central exchange for real-time airplane parts, from 2000 to 2003, and RPI Print Inc., a producer of on-demand private-label personalized photo books, greeting cards and stationery for retailers, from July 2011 to September 2013.  Mr. Hughes received a B.A. degree in History from the University of Washington. Mr. Hughes has deep industry experience and contacts in the photo and image related businesses. Shutterfly could benefit from a director that would bring an informed and fresh perspective to its core business.

About Marathon Partners:
Marathon Partners Equity Management, LLC is a fundamental, research intensive investment firm that deploys capital with a long-term investment horizon.

Investor contacts:
Mario Cibelli
Marathon Partners Equity Management, LLC
(212) 490-0399

Bruce Goldfarb / Patrick McHugh
Okapi Partners LLC
(212) 297-0720

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marathon Partners Equity Management, LLC, together with the other participants named herein (collectively, "Marathon Partners"), has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying BLUE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2015 annual meeting of stockholders of Shutterfly, Inc. (the "Company").

MARATHON PARTNERS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THESE MATERIALS WITHOUT CHARGE UPON REQUEST.

The participants in this solicitation are Marathon Partners L.P. (“Partners LP”), Marathon Focus Fund L.P. (“Focus Fund”), Marathon Partners 4x6 Fund, L.P.  (“4x6 Fund”), Cibelli Research & Management, LLC (“Cibelli Research”), Marathon Partners Equity Management, LLC (“Marathon Partners Management”), Mario D. Cibelli, Marwan Fawaz, and Thomas D. Hughes.

As of the date hereof, Partners LP beneficially owns 1,225,000 shares of Common Stock, including 100,000 shares of Common Stock underlying certain call options.  As of the date hereof, Focus Fund beneficially owns 177,500 shares of Common Stock, including 27,500 shares of Common Stock underlying certain call options.  As of the date hereof, 4x6 Fund beneficially owns 627,500 shares of Common Stock, including 27,500 shares of Common Stock underlying certain call options.  Cibelli Research, as the general partner of each of Focus Fund and 4x6 Fund, may be deemed the beneficial owner of the 805,000 shares of Common Stock owned in the aggregate by Focus Fund and 4x6 Fund.  Marathon Partners Management, as the investment manager of each of Partners LP, Focus Fund and 4x6 Fund and the general partner of Partners LP, may be deemed the beneficial owner of the 2,030,000 shares of Common Stock owned in the aggregate by Partners LP, Focus Fund and 4x6 Fund.  As of the date hereof, 4,800 shares of Common Stock were held in Mr. Cibelli’s personal accounts and in the accounts of his family members.  Mr. Cibelli, as the managing member of each of Cibelli Research and Marathon Partners Management, may be deemed the beneficial owner of the 2,030,000 shares of Common Stock owned in the aggregate by Partners LP, Focus Fund and 4x6 Fund.  As of the date hereof, Mr. Fawaz directly owns 145 shares of Common Stock.  As of the date hereof, Mr. Hughes directly owns 150 shares of Common Stock.